Exhibit 99.1

CONTACT:
Dominic Paschel
SuccessFactors, Inc.
Global Public & Investor Relations
415-262-4641
dpaschel@successfactors.com

SuccessFactors Announces Record Second Quarter Fiscal 2010 Results

•	Billings grow organically to $52.7 million, an increase of 35% year-over-year

•	Revenues grow organically to $46.8 million, an increase of 27% year-over-year

•	Cash flow grows to $6.8 million, an increase of 625% year-over-year

•	Raises 2010 guidance, provides non-GAAP revenue guidance of $198 million to $200 million

SAN MATEO, Calif. – July 26, 2010 – SuccessFactors, Inc. (NASDAQ: SFSF) today announced results for its second quarter fiscal 2010 which ended June 30, 2010.

“In Q2 2010, SuccessFactors again delivers strong organic growth. Cash-profitability continues to expand with cash flow from operating activities up 625% year-over-year. Over, the last 5 quarters, SuccessFactors grew revenue organically 31% year-over-year on average. The organic revenue growth rate was up sequentially between Q1 and Q2, 2010 from 24% to 27%. Billings grew 35% for the best second quarter ever of $52.7 million. The growth is fuelled by bigger purchases, and more users from both new and existing customers, in all of the market segments; Enterprise, Medium, Small, and all geographies,” said Lars Dalgaard, founder and CEO for SuccessFactors.

“Q2 had more than 50% of new sales coming from existing customers. With customers proven interest in buying more of our secure, scalable, easy-to-use platform, we continue to expand it. New acquisitions closed in July include Inform - http://www.informimpact.com - that arms CEOs, CFOs and human resource professionals with actionable, high-value insights to perform better, gain competitive advantage and lower costs through business analytics and workforce planning; and CubeTree- http://www.cubetree.com - Enterprise Social Software that improves execution across the enterprise, and decreases silos and bureaucracy. SuccessFactors launched organically-built Calibration, Goal Execution and a substantial release on BizX Recruiting,” Dalgaard continues. “In the first half of 2010, SuccessFactors has launched new-to-market products and acquired unique strategic teams and products that combined with our existing applications, offer the global market a productivity suite of cloud business execution applications, never seen before, that can take only weeks to deploy. We believe we have an unmatched offering targeting a very large greenfield market.”

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Results for the second quarter fiscal year 2010:

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Q2 FY10 Revenue: For the quarter ended June 30, 2010, revenue was $46.8 million, compared to the company’s prior guidance of $45.0 million to $45.5 million, and compared to $36.9 million in the quarter ended June 30, 2009, an increase of approximately 27% year-over-year and an increase of 7% sequentially from Q110.

•

Q2 FY10 Operating Profit: For the quarter ended June 30, 2010, non-GAAP operating profit was $381,000. Non-GAAP operating profit excludes the effect of approximately $4.5 million in stock-based compensation expense for the quarter ended June 30, 2010.

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Q2 FY10 Total Deferred Revenue: Total deferred revenue as of June 30, 2010 was $191.8 million, up approximately 3% sequentially from $185.9 million at March 31, 2010 and up approximately 28% year-over-year from $149.8 million at June 30, 2009.

•

Q2 FY10 Cash Flow Generated from Operations: For the quarter ended June 30, 2010, cash flow generated from operating activities was $6.8 million, up approximately 625% from $939,000 for the quarter ended June 30, 2009.

•

Q2 FY10 Net Income (Loss) per Common Share: On a GAAP basis, for the quarter ended June 30, 2010, net loss per common share, basic and diluted, was $(0.06). Non-GAAP net income per common share, basic and diluted, was $0.00, which excludes approximately $4.5 million in stock-based compensation expense, compared to $0.01 in Q110 which excluded approximately $5.0 million of stock-based compensation and breakeven at $0.00 in Q209 which excluded approximately $2.4 million of stock-based compensation. GAAP and non-GAAP net income (loss) per common share calculations for the second quarter of 2010 are based on 72.6 million weighted average shares outstanding.

Additional Second Quarter Fiscal 2010 Highlights:

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SuccessFactors entered into a definitive agreement to acquire CubeTree, Inc. a visionary leader in the rapidly growing social business software category. The acquisition strengthens SuccessFactors’ core Business Execution Software strategy and directly align with its mission of helping companies get work done every day.

•

SuccessFactors announced that it has signed its first joint customer, The McGraw-Hill Companies, with Inform. McGraw-Hill is the first joint customer and chose SuccessFactors’ Business Execution (BizX) Suite to work strategically with Inform’s workforce planning and business analytics solutions to execute against company objectives, improve companywide visibility and drive maximum business results.

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SuccessFactors announced that Jetstar Airways selected the entire BizX Software Suite to improve both the employee experience and the customer travel experience. Jetstar is a low fares leader in the Asia Pacific region, operating to almost 60 destinations across Australia, New Zealand, Asia and the Pacific.

•

SuccessFactors accelerated growth in patient care and announced that Spectrum Health, a not-for-profit, integrated health system, selected SuccessFactors’ BizX Suite. Spectrum Health’s subsidiaries include seven hospitals, a health plan and over 140 service sites, as well as physician practices that serve the western Michigan area.

•

SuccessFactors and Cast Iron Systems announced that SuccessFactors’ Business Execution (BizX) Software Suite can now be integrated with on-premise business systems through Cast Iron’s OmniConnect cloud-based integration platform. Customers can now take advantage of this integration capability to rapidly connect SuccessFactors’ Employee Central with existing ERP systems.

•

SuccessFactors announced that it has signed a reseller and consulting partner agreement with software consulting and Cloud Computing specialist, iMotion, to resell SuccessFactors’ products and services across Hungary and into Central and Eastern Europe.

•

SuccessFactors hosted close to 1,000 customers and prospects over a two-week period at SuccessConnect 2010 New York City and San Francisco, with keynotes from EMC Corporation in New York City and Coca-Cola Enterprises in San Francisco.

•

At SuccessConnect 2010 in New York City, SuccessFactors announced the general availability of SuccessFactors Calibration, the industry’s first solution to streamline and eliminate variability across managers and identify true high-performers, as well as Goal Execution, a solution that brings awareness, visibility and tracking of progress against company goals into the daily work of employees. SuccessFactors also announced the general availability of SuccessFactors BizX Insights. Powered by Inform, BizX Insights enables C-Level executives and managers to answer critical questions about overall business performance to further accelerate results.

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At SuccessConnect 2010 in San Francisco, SuccessFactors released a research report that validates the performance of SuccessFactors’ “Return on Execution Portfolio” (SF ROX), evidence that customers significantly outperformed markets across NASDAQ, DOW and S&P 500. SuccessFactors also announced the 2010 Business Execution Workshop Series designed to provide business leaders with methodologies, tools and techniques to gain business insight and further accelerate results within any organization.

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SuccessFactors announced that Hillary Smith will join the company as its new General Counsel, managing the company’s global legal affairs and team. Hillary brings SuccessFactors a wide breadth and tenure of legal experience and is joining SuccessFactors from Yahoo! Inc. where she has been the General Counsel of Right Media, now a Yahoo! company, and Yahoo!’s Associate General Counsel, following her role as SVP, General Counsel and Corporate Secretary at DoubleClick Inc.

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Lars Dalgaard named Best CEO of a Large Company in the 2010 San Francisco Business Times Innovation and Technology Awards. Dalgaard was selected from a pool of 25 finalists and more than 300 nominations of business leaders by a panel of independent judges in conjunction with the editors from the San Francisco Business Times. This follows after being awarded Ernst & Young 2008 Entrepreneur of the Year.

Guidance:

SuccessFactors is raising guidance for full fiscal year 2010 and initiating guidance for its third quarter fiscal 2010, as of July 26th, 2010.

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Q3 FY10: Non-GAAP revenue for the company’s third fiscal quarter is projected to be in the range of approximately $52.5 million to $53.5 million. Note that non-GAAP revenue includes revenue from acquired companies that is required to be written down for GAAP purposes under purchase accounting rules. Non-GAAP net income per common share, basic and diluted, is expected to be breakeven, excluding the impact of acquisition accounting and related costs. Non-GAAP net income per common share estimates exclude the effects of estimated stock-based compensation expense, the amortization of intangible assets and any write-downs for fair value accounting related to the acquisitions and assume an average weighted share count of approximately 74.3 million shares.

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Full Year 2010: Non-GAAP revenue for the company’s full fiscal 2010 is now expected to be in the approximate range of $198 million to $200 million, raised from the GAAP revenues range of approximately $180 million to $182 million given going into in Q210 which was raised from the approximate range of $178 million to $180 million going into Q110. The company continues to expect the non-GAAP net income per common share for fiscal 2010 to be around breakeven, excluding the impact of acquisition accounting and related costs. Non-GAAP net loss per common share estimates exclude the effects of estimated stock-based compensation expense, the amortization of intangible assets and any write-downs for fair value accounting related to the acquisitions and assume an average weighted share count of approximately 73.5 million shares.

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This guidance also includes the revenue impact of the adoption of EITF 08-01 effective July 1, 2010, and revenue and expense from both the Inform and CubeTree – acquisitions that closed in July 2010.

Q210 Financial Results Conference Call:

SuccessFactors will host a conference call today at 2:00 p.m. (PDT) / 5:00 p.m. (EDT) to discuss the second quarter fiscal 2010 financial results with the investment community. A live web broadcast of the event will be available on SuccessFactors’ Investor Relations website at http://www.successfactors.com/investor. A live domestic dial-in is available at (877) 398-2615 or (706) 634-10915 internationally. A domestic replay will be available at (800) 642-1687 or (706) 645-9291 internationally, passcode 86973090, and available via webcast replay until August 13th, 2010.

Use of Non-GAAP Financial Information:

SuccessFactors provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). To help understand SuccessFactors’ past financial performance and future results, SuccessFactors has supplemented its financial results that it provides in accordance with GAAP, with non-GAAP financial measures. The method SuccessFactors uses to produce non-GAAP financial results is not computed according to GAAP and may differ from the methods used by other companies. The non-GAAP measures used by SuccessFactors in this press release exclude the impact of stock-based compensation expense and amortization of intangible assets and any write-downs for fair value accounting related to the acquisitions. The company defines bookings or billings as revenue plus change in total deferred revenue. Non-GAAP Revenue includes revenue from acquired companies that is required to be written down for GAAP purposes under purchase accounting rules.

About SuccessFactors, Inc.

SuccessFactors is the global leader in Business Execution Software. The SuccessFactors Business Execution (BizX) Suite improves business alignment and people performance to drive breakthrough results for companies of all sizes. Across 168 countries and 34 languages, more than 8 million users and 3,000 companies leverage SuccessFactors every day, up from approximately 300,000 users and 100 companies in 2003. Business Execution bridges the gap between strategy and success, by allowing every person in an organization to execute against their plans better and faster. To learn more, visit:www.successfactors.com.

Execution Is The Difference(TM)

Follow us: http://twitter.com/SuccessFactors

Like us: http://facebook.com/SuccessFactors

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“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are SuccessFactors’ current expectations and beliefs.

These forward-looking statements include statements about expected non-GAAP revenue, non-GAAP net income, impact of acquisitions and product performance. Factors that could cause actual results to differ materially from those contemplated by these forward-looking statements include: our ability to retain customers and to experience high customer renewal rates; whether customers renew their agreements for additional modules or users; pricing pressures; the uncertain impact of the overall global economic conditions, including on customers, prospective customers and partners, renewal rates and length of sales cycles; the fact that both the business execution and the social business markets are at an early stage of development, and may not develop as rapidly as we anticipate; risks related to the integration of the acquisitions, including retaining customers and employees and managing geographically-dispersed operations; competitive factors; outages or security breaches; our ability to develop, and market acceptance of, new services; the impact of any discovered product defects or outages; our ability to continue to sell our services outside the HR area; our ability to manage our growth; our ability to successfully expand our sales force and its effectiveness; whether our resellers and other partners will be successful in marketing our products; our ability to continue to manage expenses; the impact of unforeseen expenses, including as a result of integrating acquisitions; and general economic conditions worldwide. If any such risks or uncertainties materialize or if any of the assumptions proves incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

Further information on these and other factors that could affect our financial results is included in the section entitled “Risk Factors” in our Annual Report on Form 10-K and in our most recent report on Form 10-Q and in other filings we make with the Securities and Exchange Commission from time to time.

These documents are or will be available in the SEC Filings section of the Investor Relations section of our website at www.successfactors.com/investor. Information on our website is not part of this release.

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SuccessFactors, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	As of June 30, 2010	As of December 31, 2009
	(unaudited)	(1)
Assets:
Current assets:
Cash and cash equivalents	$86,671	$76,618
Marketable securities	256,573	246,629
Accounts receivable, net of allowance for doubtful accounts	46,210	57,611
Deferred commissions	6,205	5,950
Prepaid expenses and other current assets	9,040	5,679

Total current assets	404,699	392,487
Restricted cash	918	931
Property and equipment, net	5,661	5,787
Deferred commissions, net of current portion	8,947	9,233
Other assets	805	259

Total assets	$421,030	$408,697

Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable	$1,074	$794
Accrued expenses and other current liabilities	7,750	7,220
Accrued employee compensation	11,150	14,546
Deferred revenue	167,125	160,356

Total current liabilities	187,099	182,916
Deferred revenue, net of current portion	24,687	21,268
Long-term taxes payable	1,527	1,643
Other long-term liabilities	144	367

Total liabilities	213,457	206,194
Stockholders’ equity:
Common stock	73	72
Additional paid-in capital	435,591	421,419
Accumulated other comprehensive income	(66)	(89)
Accumulated deficit	(228,025)	(218,899)

Total stockholders’ equity	207,573	202,503

Total liabilities and stockholders’ equity	$421,030	$408,697

(1)	The condensed consolidated balance sheet as of December 31, 2009 has been derived from the audited financial statements as of that date, but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

SuccessFactors, Inc.

Condensed Consolidated Statements of Operations

(unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenue	$46,844	$36,940	$90,619	$72,160
Cost of revenue (1)	11,737	7,947	22,325	16,436

Gross profit	35,107	28,993	68,294	55,724

Operating expenses: (1)
Sales and marketing	22,109	19,996	44,335	39,552
Research and development	8,926	6,073	16,651	11,624
General and administrative	8,212	5,282	15,706	12,526

Total operating expenses	39,247	31,351	76,692	63,702

Loss from operations	(4,140)	(2,358)	(8,398)	(7,978)
Interest income (expense) and other, net	(268)	481	(536)	613

Loss before provision for income taxes	(4,408)	(1,877)	(8,934)	(7,365)
Provision for income taxes	(67)	(444)	(194)	(638)

Net loss	$(4,475)	$(2,321)	$(9,128)	$(8,003)

Net loss per common share, basic and diluted	$(0.06)	$(0.04)	$(0.13)	$(0.14)

Shares used in computing net loss per common share, basic and diluted	72,645	56,754	72,328	56,536

(1) Amounts include stock-based compensation expenses as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Cost of revenue	$677	$367	$1,280	$698
Sales and marketing	1,794	966	3,749	2,090
Research and development	722	307	1,597	592
General and administrative	1,328	727	2,921	1,401

SuccessFactors, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Cash flow from operating activities:
Net loss	$(4,475)	$(2,321)	$(9,128)	$(8,003)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,331	893	2,605	1,960
Gain (loss) on retirement/impairment of fixed asset	—	(1)	—	(65)
Amortization of deferred commissions	2,157	1,838	4,241	3,614
Stock-based compensation expense	4,521	2,444	9,547	4,858
Changes in assets and liabilities:
Accounts receivable	(3,748)	(571)	11,401	8,448
Deferred commissions	(2,317)	(1,561)	(4,209)	(2,462)
Prepaid expenses and other current assets	323	(1,073)	(1,185)	(1,184)
Other assets	(149)	77	(545)	(104)
Accounts payable	615	(2,259)	280	(1,307)
Accrued expenses and other current liabilities	227	(1,596)	470	(3,433)
Accrued employee compensation	2,628	1,822	(3,396)	81
Long-term taxes payable	(82)	1,161	(116)	1,161
Other liabilities	(129)	57	(216)	36
Deferred revenue	5,902	2,029	10,187	26

Net cash provided by operating activities	6,804	939	19,936	3,626

Cash flow from investing activities:
Restricted cash	9	(5)	12	24
Prepaid acquisition costs	(2,175)	—	(2,175)	—
Capital expenditures	(1,150)	(275)	(1,782)	(348)
Proceeds from sale of assets	—	—	1	88
Purchases of available-for-sale securities	(111,182)	(22,953)	(145,641)	(78,627)
Proceeds from maturities of available-for-sale securities	66,003	12,955	92,103	39,804
Proceeds from sales of available-for-sale securities	23,244	—	43,244	546

Net cash used in investing activities	(25,251)	(10,278)	(14,238)	(38,513)

Cash flow from financing activities:
Offering costs	(111)	—	(111)	—
Proceeds from exercise of stock options, net	2,797	1,510	4,733	2,049
Principal payments on capital lease obligations	(10)	(9)	—	(18)

Net cash provided by financing activities	2,676	1,501	4,622	2,031

Effect of exchange rate changes on cash and cash equivalents	(162)	130	(267)	62

Net increase (decrease) in cash and cash equivalents	(15,933)	(7,708)	10,053	(32,794)
Cash and cash equivalents at beginning of period	102,604	44,773	76,618	69,859

Cash and cash equivalents at end of period	$86,671	$37,065	$86,671	$37,065

SuccessFactors, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Billings reconciliation:
Revenue	$46,844	$36,940	$90,619	$72,160

Ending total deferred revenue	191,812	149,824	191,812	149,824
Less: Beginning total deferred revenue	185,910	147,794	181,624	149,798

Change in total deferred revenue	5,902	2,030	10,188	26

Billings (revenue plus change in total deferred revenue)	$52,746	$38,970	$100,807	$72,186

Billings profit and margin reconciliation:
Billings revenue	$52,746	$38,970	$100,807	$72,186
Non-GAAP total cost of revenue and operating expenses (total spend)	46,463	36,931	89,470	75,357

Billings profit	$6,283	$2,039	$11,337	$(3,171)

Billings margin	12%	5%	11%	(4)%

Net loss and net loss per share reconciliations:
GAAP net loss	$(4,475)	$(2,321)	$(9,128)	$(8,003)
(a) Stock-based compensation	4,521	2,367	8,315	4,781
(a1) Stock-based compensation for stock issued in lieu of cash bonuses	—	—	1,232	—

Non-GAAP net income (loss) excluding stock-based compensation expense and other items	$46	$46	$419	$(3,222)

GAAP net loss per common share - basic and diluted	$(0.06)	$(0.04)	$(0.13)	$(0.14)

Non-GAAP net income (loss) per common share (excluding stock-based compensation expense) - basic and diluted	$0.00	$0.00	$0.01	$(0.06)

GAAP shares used in computing net loss per common share, basic and diluted	72,645	56,754	72,328	56,536

Total spend reconciliation:
GAAP total cost of revenue and operating expenses	$50,984	$39,298	$99,017	$80,138
(a) Stock-based compensation	4,521	2,367	8,315	4,781
(a1) Stock-based compensation for stock issued in lieu of cash bonuses	—	—	1,232	—

Non-GAAP total cost of revenue and operating expenses (total spend)	$46,463	$36,931	$89,470	$75,357

Gross profit and gross margin reconciliations:
GAAP gross profit	$35,107	$28,993	$68,294	$55,724
(b) Stock-based compensation in cost of revenue	677	367	1,166	698
(b1) Stock-based compensation in cost of revenue for stock issued in lieu of cash bonuses	—	—	114	—

Non-GAAP gross profit	$35,784	$29,360	$69,574	$56,422

GAAP gross margin percentage	75%	78%	75%	77%

Non-GAAP gross margin percentage	76%	79%	77%	78%

Cost of revenue reconciliation:
GAAP cost of revenue	$11,737	$7,947	$22,325	$16,436
(b) Stock-based compensation in cost of revenue	677	367	1,166	698
(b1) Stock-based compensation in cost of revenue for stock issued in lieu of cash bonuses	—	—	114	—

Non-GAAP cost of revenue	$11,060	$7,580	$21,045	$15,738

Total operating expenses reconciliation:
GAAP operating expenses	$39,247	$31,351	$76,692	$63,702
(c) Stock-based compensation in operating expenses	3,844	2,000	7,149	4,083
(c1) Stock-based compensation in operating expenses for stock issued in lieu of cash bonuses	—	—	1,118	—

Non-GAAP operating expenses	$35,403	$29,351	$68,425	$59,619

Total sales and marketing reconciliation:
GAAP sales and marketing	$22,109	$19,996	$44,335	$39,552
(d) Stock-based compensation in sales and marketing	1,794	966	3,330	2,090
(d1) Stock-based compensation in sales and marketing for stock issued in lieu of cash bonuses	—	—	419	—

Non-GAAP sales and marketing	$20,315	$19,030	$40,586	$37,462

Total research and development reconciliation:
GAAP research and development	$8,926	$6,073	$16,651	$11,624
(e) Stock-based compensation in research and development	722	307	1,513	592
(e1) Stock-based compensation in research and development for stock issued in lieu of cash bonuses	—	—	84	—

Non-GAAP research and development	$8,204	$5,766	$15,054	$11,032

Total general and administrative reconciliation:
GAAP general and administrative expenses	$8,212	$5,282	$15,706	$12,526
(f) Stock-based compensation in general and administrative	1,328	727	2,306	1,401
(f1) Stock-based compensation in general and administrative for stock issued in lieu of cash bonuses	—	—	615	—

Non-GAAP general and administrative	$6,884	$4,555	$12,785	$11,125

Operating margin reconciliation:
GAAP loss from operations	$(4,140)	$(2,358)	$(8,398)	$(7,978)
(b) Stock-based compensation in cost of revenue	677	367	1,166	698
(d) Stock-based compensation in sales and marketing	1,794	966	3,330	2,090
(e) Stock-based compensation in research and development	722	307	1,513	592
(f) Stock-based compensation in general and administrative	1,328	727	2,306	1,401
(b1) Stock-based compensation in cost of revenue for stock issued in lieu of cash bonuses	—	—	114	—
(d1) Stock-based compensation in sales and marketing for stock issued in lieu of cash bonuses	—	—	419	—
(e1) Stock-based compensation in research and development for stock issued in lieu of cash bonuses	—	—	84	—
(f1) Stock-based compensation in general and administrative for stock issued in lieu of cash bonuses	—	—	615	—

Non-GAAP income (loss) from operations less stock-based compensation	$381	$9	$1,149	$(3,197)

Revenue	$46,844	$36,940	$90,619	$72,160

Non-GAAP operating margin percentage	1%	0%	1%	(4)%

Free cash flow reconciliation:
Net cash provided by operating activities	$6,804	$939	$19,936	$3,626
Less: Capital expenditures	(1,150)	(275)	(1,782)	(348)

Free cash flow	$5,654	$664	$18,154	$3,278